Exhibit 99.5
SSR Mining Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands except per share)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue	$322,846	$225,412	$1,066,280	$482,360
Operating Costs and Expenses:
Production costs	154,521	115,763	483,330	273,943
Depreciation, depletion, and amortization	51,958	28,299	161,731	60,716
General and administrative expense	11,970	2,103	34,936	17,591
Exploration, evaluation, and reclamation costs	11,058	7,244	32,310	19,561
Care and maintenance expense	—	6,611	—	27,697
Impairment of long-lived and other assets	5	—	22,354	—
Transaction, integration, and SEC conversion expense	675	15,674	6,060	18,479
Operating income	92,659	49,718	325,559	64,373
Other income (expense):
Interest expense	(4,732)	(3,983)	(14,567)	(9,239)
Other income (expense)	(6,853)	11,408	(8,646)	19,329
Foreign exchange gain (loss)	(1,595)	(1,621)	(2,904)	(785)
Total other income (expense)	(13,180)	5,804	(26,117)	9,305
Income before income and mining taxes	79,479	55,522	299,442	73,678
Income and mining tax benefit (expense)	(14,285)	(7,302)	(27,483)	(2,867)
Equity income (loss) of affiliates	(1,015)	(512)	(2,536)	(512)
Net income	64,179	47,708	269,423	70,299
Net loss (income) attributable to non-controlling interest	(7,119)	(1,942)	(28,782)	(1,942)
Net income attributable to SSR Mining shareholders	$57,060	$45,766	$240,641	$68,357

Net income per share attributable to SSR Mining shareholders
Basic	$0.27	$0.33	$1.11	$0.53
Diluted	$0.26	$0.31	$1.06	$0.52

The accompanying notes are an integral part of the Condensed Consolidated Financial Statements.

SSR Mining Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Nine Months Ended September 30,
	2021	2020
Operating activities
Net income	$269,423	$70,299
Adjustments for:
Depreciation, depletion, and amortization	161,731	60,716
Amortization of debt discount	703	701
Reclamation costs	3,616	2,861
Deferred income taxes	(34,410)	(11,507)
Stock-based compensation	4,831	8,821
Equity pickup on investments in joint ventures	2,536	512
Unrealized gain on derivative instruments	(4,936)	8,224
Change in fair value of marketable securities	6,472	(11,036)
Non-cash fair value adjustment on acquired inventories	49,205	23,670
Loss (gain) on sale of mineral properties, plant and equipment	(462)	1,197
Impairment of long-lived and other assets	22,354	—
Net change in operating assets and liabilities	(56,683)	(58,696)
Net cash provided by operating activities	424,380	95,762

Investing activities
Additions to mineral properties, plant and equipment	(128,924)	(79,882)
Purchases of marketable securities	(8,013)	(29,550)
Net proceeds from sales of marketable securities	4,592	97,073
Proceeds from sale of mineral properties, plant and equipment	2,500	2,699
Acquisition of Alacer cash, cash equivalents, and restricted cash	—	303,388
Other investing activities	(654)	(60)
Net cash provided by (used in) investing activities	(130,499)	293,668

Financing activities
Repayment of debt, principal	(52,500)	(17,500)
Redemption of convertible notes	—	(114,994)
Repurchase of common shares	(148,074)	—
Proceeds from exercise of stock options	7,476	3,567
Principal payments on finance leases	(7,677)	(1,138)
Non-controlling interest dividend	(55,464)	—
Dividends paid	(32,684)	—
Other financing activities	(1,466)	2,946
Net cash provided by (used in) financing activities	(290,389)	(127,119)
Effect of foreign exchange rate changes on cash and cash equivalents	(1,102)	557
Net increase (decrease) in cash, cash equivalents, and restricted cash	2,390	262,868
Cash, cash equivalents, and restricted cash beginning of year	895,921	505,985
Cash, cash equivalents, and restricted cash end of year	$898,311	$768,853

SSR Mining Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Nine Months Ended September 30,
	2021	2020
Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$863,016	$733,570
Restricted cash	35,295	35,283
Total cash, cash equivalents, and restricted cash	$898,311	$768,853

The accompanying notes are an integral part of the Condensed Consolidated Financial Statements.

SSR Mining Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	September 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$863,016	$860,633
Marketable securities	19,124	26,748
Trade and other receivables	95,326	83,218
Inventories	428,317	437,034
Prepaids and other current assets	18,445	16,162
Assets held for sale	83,914	—
Total current assets	1,508,142	1,423,795

Mineral properties, plant and equipment, net	3,278,379	3,469,739
Inventories	197,752	135,200
Restricted cash	35,295	35,288
Equity method investments	5,334	7,782
Goodwill	49,786	49,786
Deferred income tax assets	12,797	15,072
Other non-current assets	22,682	40,682
Total assets	$5,110,167	$5,177,344

LIABILITIES
Accounts payable	$32,415	$42,923
Accrued liabilities and other	114,017	131,781
Finance lease liabilities	12,744	3,568
Current portion of debt	71,770	71,025
Total current liabilities	230,946	249,297

Debt	312,760	366,612
Finance lease liabilities	106,924	109,544
Reclamation liabilities	106,989	102,721
Deferred income tax liabilities	436,342	473,027
Other non-current liabilities	11,815	25,655
Total liabilities	1,205,776	1,326,856

Contingently redeemable shares	—	3,311

EQUITY
Common shares – unlimited authorized common shares with no par value; 211,807 and 219,607 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	3,138,017	3,242,821
Retained earnings (deficit)	280,597	92,077
SSR Mining’s shareholders’ equity	3,418,614	3,334,898
Non-controlling interest	485,777	512,279
Total equity	3,904,391	3,847,177
Total liabilities and equity	$5,110,167	$5,177,344
The accompanying notes are an integral part of the Condensed Consolidated Financial Statements.

SSR Mining Inc.
Condensed Consolidated Statement of Changes in Equity
(unaudited, in thousands)

	Common shares
	Number of shares	Amount	Retained earnings (Accumulated Deficit)	Total equity attributable to equity holders of SSR Mining	Non-controlling interest	Total equity	Contingently redeemable shares
Balance December 31, 2020	219,607	$3,242,821	$92,077	$3,334,898	$512,279	$3,847,177	$3,311
Exercise of stock options	364	2,750	—	2,750	—	2,750	—
Settlement of RSUs and PSUs	92	89	—	89	—	89	—
Equity-settled stock-based compensation	—	1,037	—	1,037	—	1,037	—
Transfer of cash-settled RSUs	—	8,802	—	8,802	—	8,802	—
Reclassification of contingently redeemable shares	—	3,311	—	3,311	—	3,311	(3,311)
Dividends paid to equity holders of SSR Mining	—	—	(10,992)	(10,992)	—	(10,992)	—
Dividends paid to non-controlling interest	—	—	—	—	(38,084)	(38,084)	—
Other	—	—	(18)	(18)	—	(18)	—
Net income (loss)	—	—	108,861	108,861	18,590	127,451	—
Balance March 31, 2021	220,063	$3,258,810	$189,928	$3,448,738	$492,785	$3,941,523	$—
Repurchase of common shares	(4,000)	(58,654)	(11,600)	(70,254)	—	(70,254)	—
Exercise of stock options	79	850	—	850	—	850	—
Settlement of RSUs	157	406	—	406	—	406	—
Equity-settled stock-based compensation	—	1,594	—	1,594	—	1,594	—
Dividends paid to equity holders of SSR Mining	—	—	(10,974)	(10,974)	—	(10,974)	—
Other	—	—	(204)	(204)	—	(204)	—
Net income (loss)	—	—	74,719	74,719	3,073	77,792	—
Balance June 30, 2021	216,299	$3,203,006	$241,869	$3,444,875	$495,858	$3,940,733	$—
Repurchase of common shares	(4,801)	(70,398)	(7,422)	(77,820)	—	(77,820)	—
Exercise of stock options	309	3,877	—	3,877	—	3,877	—
Settlement of RSUs and PSUs	—	(78)	—	(78)	—	(78)	—
Transfer of equity-settled RSUs	—	—	—	—	—	—	—

SSR Mining Inc.
Condensed Consolidated Statement of Changes in Equity
(unaudited, in thousands)

Equity-settled share-based compensation	—	1,610	—	1,610	—	1,610	—
Dividends paid to equity holders of SSR Mining	—	—	(10,718)	(10,718)	—	(10,718)	—
Dividends paid to non-controlling interest	—	—	—	—	(17,380)	(17,380)	—
Other	—	—	(192)	(192)	180	(12)	—
Net income (loss)	—	—	57,060	57,060	7,119	64,179	—
Balance September 30, 2021	211,807	$3,138,017	$280,597	$3,418,614	$485,777	$3,904,391	$—

SSR Mining Inc.
Condensed Consolidated Statement of Changes in Equity
(unaudited, in thousands)

	Common shares
	Number of shares	Amount	Retained earnings (Accumulated Deficit)	Total equity attributable to equity holders of SSR Mining	Non-controlling interest	Total equity	Contingently redeemable shares
Balance December 31, 2019	123,084	$1,103,591	$(60,415)	$1,043,176	$—	$1,043,176	$3,599
Exercise of stock options	157	1,387	—	1,387	—	1,387	—
Equity-settled stock-based compensation	—	1,223	—	1,223	—	1,223	—
Reclassification to contingently redeemable shares	—	(729)	—	(729)	—	(729)	729
Other	—	(17)	7	(10)	—	(10)	—
Net income (loss)	—	—	6,237	6,237	—	6,237	—
Balance March 31, 2020	123,241	$1,105,455	$(54,171)	$1,051,284	$—	$1,051,284	$4,328
Exercise of stock options	79	821	—	821	—	821	—
Settlement of RSUs	5	55	—	55	—	55	—
Equity-settled stock-based compensation	—	1,252	—	1,252	—	1,252	—
Reclassification to contingently redeemable shares	—	(711)	—	(711)	—	(711)	711
Other	—	775	(1,081)	(306)	—	(306)	—
Net income (loss)	—	—	16,354	16,354	—	16,354	—
Balance June 30, 2020	123,325	$1,107,647	$(38,898)	$1,068,749	$—	$1,068,749	$5,039
Acquisition of Alacer	95,700	2,142,703	—	2,142,703	473,592	2,616,295	—
Exercise of Stock Options and settlement of PSUs	345	2,211	—	2,211	—	2,211	—
Equity-settled share-based compensation	—	(852)	—	(852)	—	(852)	—
Reclassification of contingently redeemable shares	—	(12,721)	—	(12,721)	—	(12,721)	12,721
Other	—	(42)	2	(40)	—	(40)	—
Net income (loss)	—	—	45,766	45,766	1,942	47,708	—
Balance September 30, 2020	219,370	$3,238,946	$6,870	$3,245,816	$475,534	$3,721,350	$17,760
The accompanying notes are an integral part of the Condensed Consolidated Financial Statements.

SSR Mining Inc.
Notes to Condensed Consolidated Financial Statements

1.THE COMPANY
SSR Mining Inc. and its subsidiaries (collectively, "SSR Mining," or the "Company”) is incorporated under the laws of the Province of British Columbia, Canada. The Company's common shares are listed on the Toronto Stock Exchange (TSX) in Canada and the Nasdaq Global Select Market (NASDAQ) in the U.S. under the symbol "SSRM" and the Australian Securities Exchange (ASX) in Australia under the symbol "SSR."
The Company is principally engaged in the operation, acquisition, exploration and development of precious metal resource properties located in Turkey and the Americas. The Company has four producing mines in Turkey, the United States, Canada, and Argentina. The Company's focus is on safe, profitable gold and silver production from its Çöpler Gold Mine ("Çöpler") in Erzincan, Turkey, Marigold mine ("Marigold") in Nevada, USA, Seabee Gold Operation ("Seabee") in Saskatchewan, Canada and Puna Operations ("Puna") in Jujuy, Argentina, and to advance, as market and project conditions permit, its principal development projects towards development and commercial production.
2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Risks and Uncertainties
As a mining company, the revenue, profitability and future rate of growth of the Company are substantially dependent on the prevailing prices for gold, silver, zinc and lead. The prices of these metals are volatile and affected by many factors beyond the Company’s control, and there can be no assurance that commodity prices will not be subject to wide fluctuations in the future. A substantial or extended decline in commodity prices could have a material adverse effect on the Company’s financial position, results of operations, cash flows, access to capital and the quantities of reserves that the Company can economically produce. The carrying value of the Company’s Mineral properties, plant and equipment; Inventories; Deferred income tax assets; and Goodwill are particularly sensitive to the outlook for commodity prices. A decline in the Company’s price outlook could result in material impairment charges related to these assets.
COVID-19
During the period ended September 30, 2021, the COVID-19 pandemic continued to impact global economic and financial markets, disrupting global supply chains and workforce participation. Many industries and businesses, including SSR Mining, continue to be impacted by the COVID-19 pandemic and face operating challenges associated with the regulations and guidelines resulting from efforts to contain COVID-19.
The Company continues to restrict all non-essential travel and manage the contacts of its employees and contractors in order to reduce the risk of COVID-19 impacting its operations. The Company is operating its corporate offices at reduced capacity, with most employees working remotely.
The Company's mine sites remain operational with carefully managed COVID-19 based restrictions designed to protect communities and employees, including quarantining, testing, ensuring physical distancing and providing additional protective equipment.
Basis of preparation
These interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Previously, the Company prepared its consolidated financial statements under International Financial Reporting Standards (IFRS), as issued by the International Accounting Standards Board, as permitted by securities regulators in Canada, as well as in the U.S. under the status of a Foreign Private Issuer as defined by the United States Securities and Exchange Commission (SEC). As of June 30, 2021, the Company determined that it no longer qualified as a Foreign Private Issuer under the SEC rules. As a result, beginning January 1, 2022 the Company is required to report with the SEC on domestic forms and comply with domestic company rules in the United States. The transition to U.S. GAAP was made retrospectively for all periods from the Company’s inception. New accounting standards implemented subsequent to January 1, 2019 were adopted on their required adoption date. These interim statements should be read in

SSR Mining Inc.
Notes to Condensed Consolidated Financial Statements
conjunction with the Company’s Consolidated Financial Statements for the year ended December 31, 2021 filed on February 22, 2022 on Form 10-K.
3.OPERATING SEGMENTS
The Company currently has four producing mines and a portfolio of precious metal dominant projects. Each individual operating mine site and the Company's exploration, evaluation and development properties are considered reportable segments. Operating results of operating segments are reviewed by the Company's chief operating decision maker ("CODM") to make decisions about resources to be allocated to the segments and to assess their performance.
In connection with the acquisition of Alacer, the Company added Çöpler as a new operating segment for the year ended December 31, 2020. Çöpler is an operating mine site, therefore it is considered a reportable segment.
The following tables provide a summary of financial information related to the Company's segments (in thousands):

	Three Months Ended September 30, 2021
	Çöpler	Marigold	Seabee	Puna	Exploration, evaluation and development properties	Corporate and other (1)	Total
Revenue	$145,217	$95,607	$40,966	$41,056	$—	$—	$322,846
Production costs	$65,773	$50,281	$15,077	$23,390	$—	$—	$154,521
Depletion, depreciation, and amortization	$29,442	$8,023	$10,023	$4,470	$—	$—	$51,958
Exploration, evaluation, and reclamation costs	$2,575	$569	$3,621	$442	$3,476	$375	$11,058
Transaction, integration, and SEC conversion expense	$—	$—	$—	$—	$—	$675	$675
Impairment of long-lived and other assets	$—	$—	$—	$—	$5	$—	$5
Operating income	$46,880	$36,734	$12,253	$12,599	$(3,481)	$(12,326)	$92,659
Capital expenditures	$7,875	$8,126	$10,926	$2,385	$—	$—	$29,312
Total assets as of September 30, 2021	$2,246,665	$526,179	$470,978	$275,240	$1,009,938	$581,167	$5,110,167
(1) Corporate and other consists of business activities that are not included within the reportable segments and provided for reconciliation purposes.

SSR Mining Inc.
Notes to Condensed Consolidated Financial Statements

	Three Months Ended September 30, 2020
	Çöpler	Marigold	Seabee	Puna	Exploration, evaluation and development properties	Corporate and other (1)	Total
Revenue	$53,566	$98,748	$38,035	$35,063	$—	$—	$225,412
Production costs	$41,038	$50,750	$10,252	$13,723	$—	$—	$115,763
Depletion, depreciation, and amortization	$8,983	$8,037	$7,282	$3,997	$—	$—	$28,299
Exploration, evaluation, and reclamation costs	$1,044	$1,008	$1,161	$485	$3,386	$160	$7,244
Care and maintenance expense (2)	$—	$—	$730	$5,881	$—	$—	$6,611
Transaction and integration expense	$—	$—	$—	$—	$—	$15,674	$15,674
Operating income (loss)	$4,062	$39,057	$18,616	$10,996	$(3,386)	$(19,627)	$49,718
Capital expenditures	$4,420	$14,248	$9,616	$4,221	$—	$—	$32,505
Total assets as of September 30, 2020	$2,554,260	$556,226	$438,155	$215,364	$848,625	$399,636	$5,012,266
(1) Corporate and other consists of business activities that are not included within the reportable segments and provided for reconciliation purposes.
(2) Care and maintenance expense consists of operating costs and depreciation incurred while a site is placed into care and maintenance or operating at reduced levels in response to the COVID-19 pandemic.

SSR Mining Inc.
Notes to Condensed Consolidated Financial Statements

	Nine Months Ended September 30, 2021
	Çöpler	Marigold	Seabee	Puna	Exploration, evaluation and development properties	Corporate and other (1)	Total
Revenue	$437,393	$321,113	$153,800	$153,974	$—	$—	$1,066,280
Production costs	$201,927	$155,582	$47,105	$78,716	$—	$—	$483,330
Depletion, depreciation, and amortization	$89,385	$25,438	$32,145	$14,763	$—	$—	$161,731
Exploration, evaluation, and reclamation costs	$9,232	$2,262	$9,977	$1,308	$8,752	$779	$32,310
Transaction, integration, and SEC conversion expense	$—	$—	$—	$—	$—	$6,060	$6,060
Impairment of long-lived and other assets	$—	$—	$—	$—	$22,354	$—	$22,354
Operating income (loss)	$131,746	$137,934	$64,554	$57,411	$(31,106)	$(34,980)	$325,559
Capital expenditures	$27,629	$43,412	$33,493	$7,906	$—	$—	$112,440
Total assets as of September 30, 2021	$2,246,665	$526,179	$470,978	$275,240	$1,009,938	$581,167	$5,110,167
(1) Corporate and other consists of business activities that are not included within the reportable segments and provided for reconciliation purposes.

	Nine Months Ended September 30, 2020
	Çöpler	Marigold	Seabee	Puna	Exploration, evaluation and development properties	Corporate and other (1)	Total
Revenue	$53,566	$270,615	$82,736	$75,443	$—	$—	$482,360
Production costs	$41,038	$152,785	$26,154	$53,966	$—	$—	$273,943
Depletion, depreciation, and amortization	$8,983	$23,826	$17,186	$10,721	$—	$—	$60,716
Exploration, evaluation, and reclamation costs	$1,044	$2,995	$4,233	$1,521	$9,310	$458	$19,561
Care and maintenance expense (2)	$—	$—	$11,806	$15,891	$—	$—	$27,697
Transaction and integration expense	$—	$—	$—	$—	$—	$18,479	$18,479
Operating income (loss)	$4,062	$90,650	$23,245	$(6,991)	$(9,310)	$(37,283)	$64,373
Capital expenditures	$4,420	$42,384	$24,647	$8,082	$—	$—	$79,533
Total assets of September 30, 2020	$2,554,260	$556,226	$438,155	$215,364	$848,625	$399,636	$5,012,266
(1) Corporate and other consists of business activities that are not included within the reportable segments and provided for reconciliation purposes.
(2) Care and maintenance expense consists of operating costs and depreciation incurred while a site is placed into care and maintenance or operating at reduced levels in response to the COVID-19 pandemic.

SSR Mining Inc.
Notes to Condensed Consolidated Financial Statements
Geographic Area

The following are non-current assets, excluding Goodwill, Restricted cash and Deferred income taxes, by location as of September 30, 2021 and December 31, 2020 (in thousands):

	September 30, 2021	December 31, 2020
Turkey	$2,741,478	$2,899,724
Canada	299,241	306,253
United States	296,902	271,894
Argentina	117,658	126,386
Mexico	48,333	48,619
Peru	535	527
Total	$3,504,147	$3,653,403

The following is revenue information by geographic area based on the location for the three and nine months ended September 30 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Turkey	$145,217	$53,566	$437,393	$53,566
Canada	40,966	38,035	153,800	82,736
United States	95,607	98,748	321,113	270,615
Argentina	41,056	35,063	153,974	75,443
Total	$322,846	$225,412	$1,066,280	$482,360
4.REVENUE

The following table represents revenues by product (in thousands):

	Three Months Ended September 30,
	2021	2020
Gold doré sales
Çöpler	$139,895	$53,566
Marigold	95,593	98,736
Seabee	40,948	38,035
Concentrate sales
Puna	43,930	36,592
Other (1)
Çöpler	5,322	—
Marigold	14	12
Seabee	18	—
Puna	(2,874)	(1,529)
Total	$322,846	$225,412

SSR Mining Inc.
Notes to Condensed Consolidated Financial Statements

	Nine Months Ended September 30,
	2021	2020
Gold doré sales
Çöpler	$432,071	$53,566
Marigold	321,039	270,584
Seabee	153,721	82,716
Concentrate sales
Puna	156,836	78,834
Other (1)
Çöpler	5,322	—
Marigold	74	31
Seabee	79	20
Puna	(2,862)	(3,391)
Total	$1,066,280	$482,360
(1) Other revenue includes: changes in the fair value of concentrate trade receivables due to changes in silver and base metal prices; and silver and copper by-product revenue arising from the production and sale of gold doré.
Revenue by metal
Revenue by metal type for the three and nine months ended September 30 are as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Gold	$276,436	$190,337	$906,831	$406,866
Silver	36,502	31,320	131,840	68,385
Lead	4,918	4,229	18,258	8,120
Zinc	2,510	1,043	6,738	2,329
Other	2,480	(1,517)	2,613	(3,340)
Total	$322,846	$225,412	$1,066,280	$482,360
Provisional metal sales
For the nine months ended September 30, 2021 and September 30, 2020, the change in the fair value of the Company's embedded derivatives relating to provisional concentrate metal sales was an increase (decrease) of $(2.5) million $0.2 million, respectively, which has been recorded in Revenue.
At September 30, 2021, the Company had silver sales of 2.51 million ounces at an average price of $24.19 per ounces, zinc sales of 3.00 million pounds at an average price of $1.33 per pound, and lead sales of 11.21 million pounds at an average price of $1.01 per pound, subject to final pricing over the next several months.
5.INCOME AND MINING TAXES
SSR’s consolidated effective income tax rate was 9% for the first nine months of 2021 compared to 4% for the first nine months of 2020. The primary driver of the change in the effective rate is foreign currency fluctuations as well as changes in book income in foreign jurisdictions with varying tax rates. The Company’s statutory tax rate for the period is 27%, and the effective rate differs from the statutory rate primarily due to foreign exchange and jurisdictional mix of earnings with different tax rates.

SSR Mining Inc.
Notes to Condensed Consolidated Financial Statements
6.OTHER INCOME (EXPENSE)
The following table includes the components of Other income (expense):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Interest income	$514	$2,567	$1,479	$5,909
Gain (loss) on marketable securities	(4,524)	5,168	(6,472)	11,036
Gain (loss) on derivative instruments	(9)	—	(9)	383
Gain (loss) on sale of mineral properties, plant, and equipment	(1,152)	483	462	(1,197)
Other	(1,682)	3,190	(4,106)	3,198
Total	$(6,853)	$11,408	$(8,646)	$19,329

SSR Mining Inc.
Notes to Condensed Consolidated Financial Statements
7.INCOME PER SHARE
The Company calculates basic net income per share using, as the denominator, the weighted average number of common shares outstanding during the period. Diluted net income per share uses, as its denominator, the weighted average number of common shares outstanding during the period plus the effect of potential dilutive shares during the period.
Potential dilutive common shares include stock options, Performance Share Units (“PSUs”) and PSU Replacement Units, Restricted Share Units (“RSUs”) and RSU Replacement Units, and convertible notes for periods in which the Company has reported net income.
The calculations of basic and diluted net income per share attributable to stockholders of the Company for the three and nine months ended September 30, 2021 and 2020 are based on the following (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net Income	$64,179	$47,708	$269,423	$70,299
Net (income) loss attributable to non-controlling interest	(7,119)	(1,942)	(28,782)	(1,942)
Net income attributable to shareholders of SSR Mining	57,060	45,766	240,641	68,357
Interest saving on convertible notes, net of tax	1,226	1,417	3,662	4,809
Net income used in the calculation of diluted net income per share	$58,286	$47,183	$244,303	$73,166

Weighted average number of common shares issued	213,426	137,961	217,392	128,190
Adjustments for dilutive instruments:
Stock options	46	920	53	855
Performance share units	—	26	—	21
Restricted share units	40	127	55	28
Convertible notes	12,177	12,126	12,152	12,101
Diluted weighted average number of shares outstanding	225,689	151,160	229,652	141,195

Net income per share attributable to common shareholders
Basic	$0.27	$0.33	$1.11	$0.53
Diluted	$0.26	$0.31	$1.06	$0.52

SSR Mining Inc.
Notes to Condensed Consolidated Financial Statements
8.FAIR VALUE MEASUREMENTS AND FINANCIAL INSTRUMENTS
Fair value accounting establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  The three levels of the fair value hierarchy are described below:
Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;
Level 2 - Quoted prices in markets that are not active, quoted prices for similar assets or liabilities in active markets, quoted prices or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability and model-based valuation techniques (e.g. the Black-Scholes model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and
Level 3 - Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).
As required by accounting guidance, assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The following tables set forth the Company’s assets and liabilities measured at fair value on a recurring (at least annually) and nonrecurring basis by level within the fair value hierarchy (in thousands).

	Fair value at September 30, 2021
	Level 1 (1)	Level 2 (2)	Level 3 (3)	Total
Assets:
Cash	$863,016	$—	$—	$863,016
Restricted cash	35,295	—	—	35,295
Marketable securities	22,959	—	—	22,959
Trade receivables	—	42,903	—	42,903
Derivative asset	—	2,663		2,663
Deferred consideration	—	—	1,547	1,547
	$921,270	$45,566	$1,547	$968,383
Liabilities:
Derivative liabilities	$—	$(343)	$—	$(343)
	$—	$(343)	$—	$(343)

SSR Mining Inc.
Notes to Condensed Consolidated Financial Statements

	Fair value at December 31, 2020
	Level 1 (1)	Level 2 (2)	Level 3 (3)	Total
Assets:
Cash	$860,633	$—	$—	$860,633
Restricted cash	35,288	—	—	35,288
Marketable securities	26,748	—	—	26,748
Trade receivables	—	36,856	—	36,856
Derivative asset	—	1,243	—	1,243
Deferred consideration	—	—	21,460	21,460
	$922,669	$38,099	$21,460	$982,228
Liabilities:
Derivative liabilities	$—	$(3,881)	$—	$(3,881)
	$—	$(3,881)	$—	$(3,881)
(1)Marketable securities of publicly quoted companies, consisting of investments, are valued using a market approach based upon unadjusted quoted prices in an active market obtained from securities exchanges.
(2)The Company manages its exposure to fluctuation in diesel prices and foreign currency exchange rates through hedges. The Company’s derivative asset and liabilities are valued using pricing models with inputs derived from observable market data, including quoted prices in active markets. The Company’s provisional metal sales contracts, included in Trade and other receivables in the Consolidated Balance Sheets, are valued using inputs derived from observable market data, including quoted commodity forward prices. The inputs do not involve significant management judgment. Such instruments are classified within Level 2 of the fair value hierarchy.
(3)Certain items of deferred consideration are included in Level 3, as certain assumptions used in the calculation of the fair value are not based on observable market data. Deferred consideration is included in Other non-current assets in the Consolidated Balance Sheets.
The following table reconciles the beginning and ending balances for financial instruments that are recognized at fair value using significant unobservable inputs (Level 3) in the consolidated financial statements (in thousands):

	Nine Months Ended September 30,
	2021	2020
Beginning balance as of January 1	$21,460	$13,984
Revaluations	297	1,935
Acquisition of deferred consideration	481	8,535
Deferred consideration moved to held for sale	(20,691)	—
Ending balance as of September 30	$1,547	$24,454
Fair values of financial assets and liabilities not already measured at fair value
The fair value of the 2019 Notes and Term Loan as compared to the carrying amounts were as follows (in thousands):

		September 30, 2021		December 31, 2020
	Level	Carrying amount	Fair value	Carrying amount	Fair value
2019 Notes (1)	1	$225,260	$262,345	$224,586	$317,538
Term Loan (2)	2	157,500	163,762	210,000	221,943
Total borrowings		$382,760	$426,107	$434,586	$539,481
(1) The fair value disclosed for the Company's 2019 Notes is included in Level 1 as the basis of valuation uses a quoted price in an active market.
(2) The fair value disclosed for the Company's Term Loan is included in Level 2 as the fair value is determined by an independent third-party pricing source.

SSR Mining Inc.
Notes to Condensed Consolidated Financial Statements
9.TRADE AND OTHER RECEIVABLES
Trade and other receivables was composed of the following (in thousands):

	September 30, 2021	December 31, 2020
Trade receivables	$52,308	$38,456
Value added tax receivables	26,804	24,189
Income tax receivable	9,610	14,130
Other taxes receivable	1,682	4,249
Other	4,922	2,194
Total	$95,326	$83,218
No provision for credit loss was recognized as of September 30, 2021 or December 31, 2020. All trade receivables are expected to be settled within twelve months.

10.INVENTORIES
The components of Inventories for the periods ended September 30, 2021 and December 31, 2020 are as follows (in thousands):

	September 30, 2021	December 31, 2020
Materials and supplies	$86,674	$85,766
Stockpiled ore	26,730	25,582
Leach pad inventory	265,548	282,793
Work-in-process	6,032	4,368
Finished goods	43,333	38,525
Total current inventories	$428,317	$437,034

Stockpiled ore	196,363	133,500
Materials and supplies	1,389	1,700
Total non-current inventories	$197,752	$135,200

11.MINERAL PROPERTIES, PLANT AND EQUIPMENT, NET
The components of Mineral properties, plant and equipment, net are as follows (in thousands):

	September 30, 2021	December 31, 2020
Plant and equipment (1)	$1,716,796	$1,640,705
Construction in process	49,106	40,290
Mineral properties subject to depletion	1,316,696	1,282,208
Mineral properties not yet subject to depletion	139,030	222,938
Exploration and evaluation assets	925,803	930,606
Total mineral properties, plant, and equipment	4,147,431	4,116,747
Accumulated depreciation, plant and equipment	(498,402)	(423,326)
Accumulated depreciation, mineral properties	(370,650)	(223,682)
Mineral properties, plant, and equipment, net	$3,278,379	$3,469,739
(1) As of September 30, 2021 and December 31, 2020, plant and equipment includes finance lease right-of-use assets with a carrying amount of $117.0 million and $112.8 million, respectively.

SSR Mining Inc.
Notes to Condensed Consolidated Financial Statements
Assets Held for Sale

On July 29, 2021, the Company announced that it had entered into a Royalty Purchase Agreement (the “RPA”) to sell a portfolio of royalty interests and deferred consideration to EMX Royalty Corporation (“EMX”). The total consideration received included cash, EMX common shares, and deferred consideration in the form of contingent payments of cash payable upon completion of certain project milestones related to one of the royalties totaling approximately $85.1 million. Accordingly, the assets within the Royalty Portfolio were classified as held for sale as of July 29, 2021 and presented separately within current assets in the consolidated statement of financial position as at September 30, 2021.
At June 30, 2021, prior to the classification of the assets as held for sale, the Company recognized an impairment loss of $22.3 million as a result of the RPA. The impairment loss recognized was calculated based on the difference between the estimated fair value of the Royalty Portfolio and its carrying amount prior to the impairment. The carrying amount of the Royalty Portfolio prior to impairment was $107.4 million.
The fair value of the Royalty Portfolio was estimated based on the fair value of each of the components of the consideration included in the Royalty Sales Agreement. The consideration received included cash, EMX common shares, and deferred consideration in the form of contingent payments of cash payable upon completion of certain project milestones related to one of the royalties. The $22.3 million impairment loss was recognized in the Company's Exploration, evaluation and development properties segment. agreement entered on the Royalty Portfolio based on the difference between the carrying amount of the assets within the Royalty Portfolio, prior to the impairment loss, and the estimated net transaction price of $85.1 million. The Company did not recognize any further impairment loss on the Royalty Portfolio during the three months ended September 30, 2021.
At September 30, 2021, the Royalty Portfolio classified as held for sale was measured at the carrying amounts of the following underlying assets:

September 30, 2021
Mineral properties not yet subject to depletion	$65,974
Other non-current assets	17,940
Assets held for sale	$83,914

12.ACCRUED LIABILITIES AND OTHER
Accrued liabilities and other are comprised of the following items (in thousands):

	September 30, 2021	December 31, 2020
Accrued liabilities	$47,158	$44,503
Royalties payable	28,891	36,019
Stock-based compensation liabilities	17,331	30,050
Derivative liabilities	343	3,764
Income taxes payable	15,159	9,194
Lease liabilities	2,159	1,954
Other	2,976	6,297
Total accrued liabilities and other	$114,017	$131,781

SSR Mining Inc.
Notes to Condensed Consolidated Financial Statements
13.DEBT
The following tables summarize the Company’s debt balances (in thousands):

	September 30, 2021	December 31, 2020
2019 Notes (1)	$225,290	$224,586
Term Loan	157,500	210,000
Other	1,740	3,051
Total carrying amount	$384,530	$437,637

Current Portion	$71,770	$71,025
Non-Current Portion	$312,760	$366,612
(1) Amount is net of discount and debt issuance costs of $4.7 million and $5.4 million, respectively.

Convertible Debt

2019 Notes

On March 19, 2019, the Company issued $230.0 million of 2.50% convertible senior notes due in 2039 (the “2019 Notes”) for net proceeds of $222.9 million after payment of commissions and expenses related to the offering of $7.1 million. The 2019 Notes mature on April 1, 2039 and bear an interest rate of 2.50% per annum, payable semi-annually in arrears on April 1 and October 1 of each year. The 2019 Notes are convertible into the Company's common shares at a fixed conversion rate, subject to certain anti-dilution adjustments. In addition, if certain fundamental changes occur, holders of the 2019 Notes may be entitled to an increased conversion rate. The 2019 Notes are convertible into the Company's common shares at an initial conversion rate of 54.1082 common shares per $1,000 principal amount of 2019 Notes converted, representing an initial conversion price of $18.48 per common share.

Prior to April 1, 2023, the Company may not redeem the 2019 Notes, except in the event of certain changes in Canadian tax law. On or after April 1, 2023 and prior to April 1, 2026, the Company may redeem all or part of the 2019 Notes for cash, but only if the last reported sales price of its common shares for 20 or more trading days in a period of 30 consecutive trading days exceeds 130% of the conversion price in effect on each such trading day. On or after April 1, 2026, the Company may redeem the 2019 Notes in full or in part, for cash.

Holders of the 2019 Notes have the right to require the Company to repurchase all or part of their 2019 Notes on April 1 of each of 2026, 2029 and 2034, or upon certain fundamental corporate changes. The repurchase price will be equal to par plus accrued and unpaid interest.

Term Loan
In connection with the acquisition of Alacer, the Company assumed a term loan (the "Term Loan"), with a fair value of $245.0 million as of the date of acquisition, with a syndicate of lenders (BNP Paribas (Suisse) SA, ING Bank NV, Societe Generale Corporate & Investment Banking and UniCredit S.P.A.). The Term Loan bears interest at the London Inter-bank Offered Rate ("LIBOR") plus a fixed interest rate margin in the range of 3.50% to 3.70% depending on the tranche. The Term Loan has no mandatory hedging or cash sweep requirements, no prepayment penalties, and final repayment is scheduled in the fourth quarter of 2023.
In addition to the Term Loan, the Company assumed LIBOR interest rate swap contracts with underlying notional amounts of approximately 37% of the outstanding Term Loan balance as of December 31, 2020 through the duration of the interest rate hedge program, ending December 22, 2021. The fair value of the interest rate swap contract asset or liability is derived by the difference between the variable LIBOR interest forward rates as compared to a fixed interest rate of 2.86% on the hedged amounts. Changes in the fair values of the interest rate swaps are recognized in the Consolidated Statements of Operations.

SSR Mining Inc.
Notes to Condensed Consolidated Financial Statements
Restricted cash accounts must be maintained while the Term Loan is outstanding. As of September 30, 2021 and December 31, 2020, $32.9 million and $32.9 million of restricted cash relates to the Term Loan, respectively. Restricted cash is not available for use within one year and is classified as a non-current asset in the Consolidated Balance Sheets.
Under the terms of the Term Loan, the Company is required to comply with the following financial covenants:
▪historic and forecast debt service cover ratio greater than or equal to 1.20:1;
▪loan life cover ratio greater than or equal to 1.30:1; and
▪minimum tail reserves as a percentage of total reserves greater than or equal to 30%.
As of September 30, 2021, the Company was in compliance with its externally imposed financial covenants in relation to the Term Loan and Credit Facility. The Company does not have any financial covenants in relation to the 2019 Notes.
Amended Credit Facility
On June 7, 2021, the Company amended its existing credit agreement to extend the maturity of the Credit Facility to June 8, 2025 and increase the Credit Facility to $200.0 million with a $100.0 million accordion feature (the "Amended Credit Facility"). Amounts drawn under the Amended Credit Facility are subject to variable interest rates at LIBOR plus an applicable margin ranging from 2% to 3%, based on the Company's net leverage ratio. The Amended Credit Facility contains fallback language that replaces LIBOR with an alternative benchmark rate based on either SOFR or another alternative benchmark rate when LIBOR ceases to exist. Undrawn amounts are subject to a standby fee ranging from 0.4% to 0.6%, based on the Company's net leverage ratio.
The Credit Facility also provides for financial letters of credit at 66% of the applicable margin, undrawn fees are subject to a utilization fee of 0.25%, and standby fees are calculated as 25% of the drawn applicable margin plus a utilization fee ranging from 0.25% to 0.75%.
All debts, liabilities and obligations under the Credit Facility are guaranteed by the Company's material subsidiaries and secured by certain of the Company's assets and material subsidiaries, and pledges of the securities of the Company's material subsidiaries, excluding Alacer entities. In connection with the Credit Facility, the Company must also maintain certain net tangible worth and ratios for interest coverage and net leverage. As of December 31, 2021, the Company was in compliance with these covenants.
As of September 30, 2021 and 2020, the amount outstanding on the Credit Facility, included in Accrued liabilities and other, was $ 0.9 million and $0.7 million, respectively.
Scheduled minimum debt repayments are as follows (in thousands):

2021 (for the remainder)	$17,867
2022	$71,093
2023	$70,918
2024	$—
2025	$—
Thereafter	$230,000

SSR Mining Inc.
Notes to Condensed Consolidated Financial Statements
14.SUPPLEMENTAL CASH FLOW INFORMATION

Net change in operating assets and liabilities during the nine months ended September 30 were as follows (in thousands):

	Nine Months Ended September 30,
	2021	2020
Decrease (increase) in operating assets:
Trade and other receivables	$(12,108)	$(7,388)
Inventories	(38,802)	18,280
Other operating assets	30,736	(4,861)
Increase (decrease) in operating liabilities:
Accounts payable	(13,123)	(3,850)
Accrued liabilities	(13,687)	(12,487)
Reclamation liabilities	(94)	(2,348)
Other operating liabilities	(9,605)	(46,042)
	$(56,683)	$(58,696)
Other cash information during the nine months ended September 30 were as follows (in thousands):

	Nine Months Ended September 30,
	2021	2020
Interest paid	$(11,110)	$(8,539)
Interest received	$2,346	$3,248
Income taxes paid	$(50,314)	$(35,562)

15.COMMITMENTS AND CONTINGENCIES
General
Estimated losses from loss contingencies are accrued by a charge to income when information is available prior to the issuance of the financial statements that indicates it is probable that a liability could be incurred, and the amount of the loss can by reasonably estimated. Legal expenses associated with the loss contingency are expensed as incurred. If a loss contingency is not probably or reasonably estimable, disclosure of the loss contingency is made in the financial statements when it is at least reasonably possible that a material loss could be incurred.
Environmental matters
The Company uses surety bonds to support certain environmental bonding obligations. As of September 30, 2021 and December 31, 2020, the Company had surety bonds totaling $117.0 million and $117.5 million outstanding, respectively.
Other Commitments and Contingencies
The Company is involved in legal proceedings related to its course of business. Management does not believe that these legal cases will have a material effect on the Company’s financial condition or results of the operation.

SSR Mining Inc.
Notes to Condensed Consolidated Financial Statements
16.SUBSEQUENT EVENTS
On October 21, 2021 (the "Closing Date"), the Company completed the sale of the Royalty Portfolio classified as held for sale as at September 30, 2021 to EMX. Pursuant to the terms of the Transaction, the Company received total consideration of $99.5 million. The total consideration is comprised of $33.0 million in cash, $32.5 million in EMX common shares and $34.0 million in deferred consideration related to project development milestones for one of the underlying projects. As a result of the Transaction, the Company owns an approximate 12% equity interest in EMX as of the Closing Date.
The Company will recognize the difference between the net disposal proceeds, representing the fair value of each of the components of the consideration less the selling costs, and carrying amounts of the assets within the Royalty Portfolio immediately prior to the sale as a gain or loss on disposition during the three months ending December 31, 2021. As the carrying amounts of the assets within the Royalty Portfolio as at September 30, 2021 were based on the estimated net transaction price as of that date, the gain or loss on disposition to be recognized during the three months ending December 31, 2021 is estimated to be insignificant, and will be based on additional selling costs, and adjustments to the total consideration pursuant to the terms of the Transaction.
In connection with the Transaction, the Company entered into a credit agreement for an unsecured loan to EMX on the Closing Date with a principal amount of $7.8 million and a maturity date of December 31, 2022 (the "VTB Note"). The VTB Note will be recognized as a financial asset on the Closing Date and subsequently measured at amortized cost.